Exhibit 10.7

LADDER CAPITAL REALTY FINANCE INC

2009 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made by and between Ladder Capital Realty Finance Inc, a Maryland corporation (the “Company”) and                      (the “Grantee”), dated as of the              day of                    , 20        .

WHEREAS, the Company maintains the Ladder Capital Realty Finance Inc 2009 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is [            ]; and

WHEREAS, in accordance with the Plan, the [                    ] has determined that it is in the best interests of the Company and its stockholders to grant Restricted Stock to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of Restricted Stock.

The Company hereby grants the Grantee [            ] Shares of Restricted Stock of the Company, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions conflict with any provision of the Plan, the terms and conditions set forth herein shall govern.

2.	Restrictions and Conditions.

The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

(i) Subject to clauses (iii), (iv) and (v) below, the period of restriction with respect to Shares granted hereunder (the “Restriction Period”) shall begin on the date hereof and lapse, if and as service continues on the following schedule:

Date Restriction Lapses	Number of Shares
, 20	[	]
, 20	[	]
, 20	[	]

For purposes of the Plan and this Agreement, Shares with respect to which the Restriction Period has lapsed shall be vested. Notwithstanding the foregoing, the Restriction Period with respect to such Shares shall only lapse as to whole Shares. Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, hypothecate, alienate, encumber or assign the Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).

(ii) Except as provided in the foregoing clause (i), below in this clause (ii) or in the Plan, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive dividends. Unless otherwise provided by the Committee in this Agreement, the Grantee shall be entitled to receive any cash dividends on any shares of Restricted Stock (whether or not then subject to restrictions) which have not been forfeited. Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Subject to clauses (iv) and (v) below, upon the Grantee’s Termination of Service by the Company or its Subsidiaries for Cause or by the Grantee for any reason other than his or her death or Disability during the Restriction Period, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(iv) In the event the Grantee has a Termination of Service on account of death or Disability or on account of Termination of Service by the Company for any reason other than for Cause during the Restriction Period, the Restriction Period will immediately lapse on all Restricted Stock granted to the Grantee.

(v) In the event the Grantee has a Termination of Service (other than a Termination of Service by the Company for Cause) within 12 months following a Change in Control during the Restriction Period, the Restriction Period will immediately lapse on all Restricted Stock granted to the Grantee.

3.	Miscellaneous.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)	All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 3(b).

(c)	Without limiting the Grantee’s rights as may otherwise be applicable in the event of a Change in Control, if the Company shall be consolidated or merged with another corporation or other entity, the Grantee may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with the Plan, and such stock, securities or other property shall become subject to the restrictions and requirements imposed under the Plan and this Agreement, and the certificates therefor or other evidence shall bear a legend similar in form and substance to the legend set forth in the Plan.

Any shares or other securities distributed to the grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by the Plan and this Agreement, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in the Plan.

(d)	The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(e)	The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(f)	Nothing in this Agreement shall confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time.

(g)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

LADDER CAPITAL REALTY FINANCE INC

By:
Name:
Title:

[GRANTEE]

4